Exhibit 99.1

THE BANKshares, INC. AND SUBSIDIARIES

Winter Park, Florida

Audited Consolidated Financial Statements

December 31, 2011 and 2010 and
for the Years then Ended

(Together with Independent Auditors' Report)

Report of Independent Registered Public Accounting Firm

The BANKshares, Inc.

Winter Park, Florida:

We have audited the accompanying consolidated balance sheets of The BANKshares, Inc. and Subsidiaries (the "Company") at December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Orlando, Florida

February 21, 2012

4700 Millenia Boulevard, Suite 295, Orlando, Florida 32839, (407) 895-3383

A Registered Public Accounting Firm

THE BANKshares, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except per share information)

	At December 31,
	2011	2010
Assets

Cash and due from banks	$17,213	7,664
Interest-earning demand deposits in other banks	26,712	40,818
Federal funds sold	3,598	6,742

Total cash and cash equivalents	47,523	55,224

Time deposits	2,739	1,494
Loans held for sale	110	1,178
Securities available for sale	149,462	125,115
Loans, net of allowance for loan losses of $6,461 and $8,321	289,505	294,370
Federal Home Loan Bank stock, at cost	2,613	2,786
Premises and equipment, net	20,206	20,945
Bank-owned life insurance	4,985	4,784
Goodwill	69,570	69,570
Core deposit intangible, net	6,668	9,178
Accrued interest receivable	1,721	1,671
Foreclosed real estate, net	7,548	10,504
Other assets	5,916	3,935

Total assets	$608,566	600,754

Liabilities and Stockholders' Equity

Liabilities:
Noninterest-bearing demand deposits	131,253	110,259
Savings, NOW and money-market deposits	173,195	161,324
Time deposits under $100,000	44,880	54,161
Time deposits $100,000 and over	59,910	76,015

Total deposits	409,238	401,759

Federal Home Loan Bank advances	34,220	36,912
Other borrowings	18,287	16,758
Junior subordinated debentures	14,434	14,434
Deferred income taxes	1,271	1,204
Other liabilities	3,158	2,936

Total liabilities	480,608	474,003

Commitments, economic dependence and contingencies (Notes 2, 6, 13, 14, 16 and 17)

Stockholders' equity:
Series A Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,476,666 and 0 shares issued and outstanding in 2011 and 2010	15	-
Common stock, $.01 par value, 30,000,000 shares authorized,12,443,996 and 13,876,597 shares issued and outstanding in 2011 and 2010	124	139
Additional paid-in capital	134,492	134,171
Accumulated deficit	(8,844)	(8,923)
Accumulated other comprehensive income	2,171	1,364

Total stockholders' equity	127,958	126,751

Total liabilities and stockholders' equity	$608,566	600,754

See Accompanying Notes to Consolidated Financial Statements.

2

THE BANKshares, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31,
	2011	2010
Interest income:
Interest and fees on loans	$18,917	20,451
Interest and dividends on securities	4,154	4,788
Other	147	97

Total interest income	23,218	25,336

Interest expense:
Deposits	2,276	3,382
Borrowings	1,491	1,869

Total interest expense	3,767	5,251

Net interest income	19,451	20,085

Provision for loan losses	2,066	4,788

Net interest income after provision for loan losses	17,385	15,297

Noninterest income:
Service charges and fees on deposit accounts	1,424	1,549
Broker fees	86	107
Earnings on bank-owned life insurance	201	213
Gain (loss) on sale of securities available for sale	(4)	493
Gain on loan sales	36	29
Other	949	845

Total noninterest income	2,692	3,236

Noninterest expense:
Salaries and employee benefits	8,550	8,283
Occupancy	1,912	2,135
Equipment	1,181	1,193
Core deposit intangible amortization	2,510	2,910
Foreclosed real estate, net	1,322	2,121
Other general and administrative	4,920	5,024

Total noninterest expenses	20,395	21,666

Loss before income tax benefit	(318)	(3,133)

Income tax benefit	(397)	(1,483)

Net income (loss)	$79	(1,650)

See Accompanying Notes to Consolidated Financial Statements.

3

THE BANKshares, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2011 and 2010

(Dollars in thousands)

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity

Balance at December 31, 2009	-	$-	13,853,120	$139	133,876	(7,273)	1,867	128,609

Comprehensive loss:
Net loss	-	-	-	-	-	(1,650)	-	(1,650)

Change in unrealized gain on securities available for sale, net of income tax benefit of $304	-	-	-	-	-	-	(503)	(503)

Total comprehensive loss								(2,153)

Stock-based compensation	-	-	23,477	-	295	-	-	295

Balance at December 31, 2010	-	-	13,876,597	139	134,171	(8,923)	1,364	126,751

Comprehensive income:
Net income	-	-	-	-	-	79	-	79

Change in unrealized gain on securities available for sale, net of income taxes of $487	-	-	-	-	-	-	807	807

Total comprehensive income								886

Exchange of common stock for preferred stock	1,476,666	15	(1,476,666)	(15)	-	-	-	-

Stock-based compensation	-	-	44,065	-	321	-	-	321

Balance at December 31, 2011	1,476,666	$15	12,443,996	$124	134,492	(8,844)	2,171	127,958

See Accompanying Notes to Consolidated Financial Statements.

4

THE BANKshares, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$79	(1,650)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	2,066	4,788
Stock-based compensation	321	295
Gain on sale of loans	(36)	(29)
Loss (gain) on sale of securities available for sale	4	(493)
Loss on sale of premises and equipment	15	-
Provision for losses on foreclosed real estate	556	1,552
Depreciation and amortization	1,098	1,082
Deferred income tax benefit	(420)	(1,483)
Net amortization of loan fees and costs	517	398
Net amortization of debt fees and cost	308	166
Net amortization of securities premiums/discounts	2,003	1,088
Net amortization of core deposit intangible	2,510	2,910
Net earnings on bank-owned life insurance	(201)	(213)
Net loss (gain) on sale of foreclosed real estate	241	(78)
Loans funded for sale	(6,498)	(6,689)
Proceeds from sale of loans	7,602	5,540
Changes in year-end balances of:
Interest receivable	(50)	(84)
Other assets	(1,981)	716
Other liabilities	222	269

Net cash provided by operating activities	8,356	8,085

Cash flows from investing activities:
Net change in time deposits	(1,245)	498
Purchase of securities available for sale	(72,539)	(63,191)
Sale of securities available for sale	1,868	25,824
Maturities and principal repayments of securities available for sale	45,611	34,421
Net decrease in loans	2,446	16,327
Net purchase of premises and equipment	(374)	(2,271)
Net decrease in Federal Home Loan Bank stock	173	225
Proceeds from sale of foreclosed real estate	1,995	4,579

Net cash (used in) provided by investing activities	(22,065)	16,412

Cash flows from financing activities:
Net change in deposits	7,479	(2,976)
Net change in other borrowings	1,529	3,446
Debt issuance cost	-	(1,244)
Retirement of Federal Home Loan Bank advances	(3,000)	(20,000)
Proceeds from Federal Home Loan Bank advances	-	20,000

Net cash provided by (used in) financing activities	6,008	(774)

Net (decrease) increase in cash and cash equivalents	(7,701)	23,723

Cash and cash equivalents:
Beginning of year	55,224	31,501

End of year	$47,523	55,224

(continued)

5

THE BANKshares, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the year:
Income taxes	$23	-

Interest	$3,815	5,283

Noncash transactions:
Unrealized holding gain (loss) on securities available-for-sale, net of income taxes	$807	(503)

Loans reclassified to foreclosed real estate	$1,989	6,392

Foreclosed real estate reclassified to loans	$2,153	569

Premises and equipment reclassified to foreclosed real estate	$-	1,706

See Accompanying Notes to Consolidated Financial Statements.

6

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and Years Then Ended

(1)	Summary of Significant Accounting Policies

Organizational Background. The BANKshares, Inc. (the "Holding Company") owns 100% of the outstanding common stock of BankFIRST (the "Bank"). The Holding Company acquired BankFIRST on April 25, 2007. BankFIRST operates ten banking offices in central Florida, as well as those of its wholly-owned subsidiaries, Commercial Business Finance Corp. ("CBF"), BankFIRST Realty ("BFR"), and BankFIRST Agency ("BFA"). CBF provides certain factoring services. BFR and BFA have limited activity or operations. The Holding Company acquired The Bank Brevard on January 5, 2007. On May 8, 2008, The Bank Brevard was merged into BankFIRST. The Bank is a state (Florida) chartered commercial bank providing a variety of financial services to individual and corporate customers. The deposits of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation.

Basis of Presentation. The accompanying financial statements include the financial results of the Holding Company, the Bank, CBF, BFR and BFA (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Management has evaluated events occurring subsequent to the balance sheet date through February 21, 2012 (the financial statement issuance date), determining no events require additional disclosure in these consolidated financial statements.

Use of Estimates. In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of foreclosed real estate and valuation of deferred income taxes.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-earning deposits and federal funds sold, all of which mature in ninety days or less.

The Company is required under Federal Reserve Board regulations to maintain reserves, generally consisting of cash or noninterest-earning accounts, against its transaction accounts. At December 31, 2011 and 2010, the balance required as reserve was $300,000.

(continued)

7

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Securities Available for Sale. Securities that are held principally for resale in the near term are considered trading securities and recorded at fair value with changes in fair value recorded in operations. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity" and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities or as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from operations and reported in comprehensive income (loss). Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method. Purchase premiums and discounts are recognized in interest-income using the interest method over the terms of the securities.

Declines in the fair value of securities available for sale that are deemed to be other than temporary are reflected in operations as realized losses. In evaluating whether declines represent other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale. Loans held for sale, which are composed of residential mortgage loans, are reported at the lower of cost or fair value on an aggregate loan portfolio basis. Gains or losses on the sale of loans held for sale are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold including any deferred origination fees and costs, adjusted for any servicing asset or liability retained. Net unrealized losses, if any, are recognized through a market adjustment by charges to operations. Gains and losses on sales of residential mortgage loans are included in gain on sale of loans in the consolidated statements of operations.

Loans. Loans that management has the intent and the Company has the ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.

(continued)

8

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Loans, Continued. The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Past due status is based on contractual terms of the loans.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. There were no changes in the Company's accounting policies or methodology during the years ended December 31, 2011 and 2010.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are impaired. For such loans, an allowance is established when the discounted cash flows, or collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on the following:

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding two years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. The historical experience is adjusted for the following qualitative factors, economic conditions and other trends or uncertainties that could affect management's estimate of probable losses.

(continued)

9

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The general component of the allowance covers non-impaired loans and is estimated for inherent losses within the remaining portfolio. As part of the monthly analysis, management stratifies the loan portfolio into several categories: commercial, commercial real estate, residential real estate, construction and development, home equity, and other consumer loans. Loans are further segregated within these categories by risk ratings. The Company's credit administration process applies a risk rating to all loans at initial underwriting and upon periodic loan reviews based on a risk grading scale from three through eight. Management then applies historical loss experience adjusted for qualitative factors, such as historical loss factor, national and local economic trends and conditions, loan portfolio quality trends, industry risk, the experience of lending and credit staff, and other risk factors.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for land and construction, commercial and commercial real estate loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Impairment is measured on a loan by loan basis for all loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

(continued)

10

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Premises and Equipment. Premises and equipment are stated at cost, less accumulated depreciation computed on both the straight-line and accelerated methods over the estimated useful lives of the assets. These lives are summarized as follows:

Asset	Estimated Lives

Bank premises and land improvements	40 years
Equipment and furnishings	3 - 7 years
Leasehold improvements	1 - 7 years

Maintenance and repairs to premises and equipment are charged to operations, and improvements and additions are capitalized.

Foreclosed Real Estate. Assets acquired in the settlement of loans are initially recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value at the date of acquisition. Subsequent to foreclosure valuations are periodically performed by management and such assets are carried at the lower of cost or fair value less estimated costs to sell. Costs relating to development and improvement of foreclosed real estate are capitalized, whereas costs relating to holding the foreclosed real estate as well as changes in the valuation allowance are charged to operations.

Goodwill and Intangible Assets. The Company tests goodwill for impairment annually. The test requires the Company to determine the fair value of each respective reporting unit and compare the reporting unit's fair value to its carrying value. The fair value of the reporting unit is estimated using management valuation models. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. These fair value estimates require a significant amount of judgment. Changes in management's valuation of its reporting unit may affect future results of operations through the recognition of a goodwill impairment charge. At December 31, 2011 and 2010, the fair value of the reporting unit was greater than its carrying value. Therefore, goodwill was not impaired. If the fair value of the reporting unit declines below the carrying amount, the Company would have to perform the second step of the impairment test. This step requires the Company to fair value all assets (recognized and unrecognized) and liabilities in a manner similar to purchase price allocation.

The Company reviews core deposit and other intangible assets for possible impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable.

(continued)

11

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Acquisitions. The Company accounts for business combinations using the acquisition method of accounting. The acquisition method of accounting requires the Company to fair value the tangible net assets and identifiable intangible assets acquired. The fair values are based on available information and current economic conditions at the date of acquisition. Fair value may be obtained from independent appraisers, discounted cash flow present value techniques, management valuation models, quoted prices on national markets or quoted market prices from brokers. These fair value estimates will affect future operations through the disposition or amortization of the underlying assets and liabilities. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. Such different value estimates could affect future operations through different values being utilized for the disposition or amortization of the underlying assets and liabilities acquired.

Income Taxes. Generally accepted accounting principles sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than fifty percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

(continued)

12

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued. The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Holding Company and the Bank file consolidated Federal and State of Florida income tax returns. Income taxes are allocated to the Holding Company and Bank as if separate income tax returns were filed.

Stock-Based Employee Compensation. The Company uses a fair value-based method of accounting for stock-based compensation costs. Compensation cost for stock-based employee compensation arrangements is measured at the grant date based on the value of the award and is recognized over the related service period.

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Off-Balance Sheet Financial Instruments. In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed construction loans in process. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

(continued)

13

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

Impaired Loans. The Company's impaired loans are normally collateral dependent and, as such, are carried at the lower of the Company's net recorded investment in the loan or the estimated fair value of the collateral less estimated selling costs. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's senior lending officers related to values of properties in the Company's market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

(continued)

14

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Foreclosed Real Estate. The Company's foreclosed real estate is recorded at the lower of cost or fair market value less estimated costs to sell. Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's senior lending officers related to values of properties in the Company's market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

Fair Values of Financial Instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

Time Deposits. Fair values for time deposits are estimated using discounted cash flow analysis using interest rates currently being offered for time deposits with similar terms.

Securities Available for Sale. Fair values for securities are based on the framework for measuring fair values disclosed above under Fair Value Measurements.

Federal Home Loan Bank Stock. Fair value of the Company's investment in Federal

Home Loan Bank ("FHLB") stock is based on its redemption value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are based on the framework for measuring fair value disclosed above under Fair Value Measurements.

(continued)

15

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Loans Held for Sale. Fair values for loans held for sale are based on quoted market prices.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities on time deposits.

FHLB Advances, Junior Subordinated Debenture and Other Borrowings. The carrying amount of borrowings under customer repurchase agreements and line of credit approximate their fair value. The fair value of FHLB advances and junior subordinated debentures are estimated using discounted cash flow analysis based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest. The carrying amounts of Company's accrued interest approximate their fair values.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items along with net income (loss), are components of comprehensive income (loss). The components of other comprehensive income and related tax effects are as follows (in thousands):

	Year Ended December 31,
	2011	2010

Unrealized gain (loss) on securities available for sale	$1,289	(314)
Reclassification adjustment for losses (gains) realized in net income (loss)	4	(493)

Net change in unrealized amount	1,293	(807)
Income taxes (benefit)	486	(304)

Net amount	$807	(503)

(continued)

16

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Media Advertising. The Company follows the policy of expensing advertising costs as incurred. Advertising and business development costs charged to operations were approximately $460,000 and $595,000 in 2011 and 2010, respectively.

Reclassifications. Certain reclassifications of prior year amounts were made to conform to the current year presentation.

Recent Pronouncements. In April 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-02, Receivables (Topic 310) A Creditor's Determination of Whether a Restructuring Is a Troubled Debt Restructuring. This amends the guidance for troubled debt restructurings. The guidance clarifies the guidance on a creditor's evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. ASU No. 2011-02 was effective for annual periods on January 1, 2012 and should be applied retrospectively to the beginning of the annual period of adoption. The adoption of the ASU did not have a material impact on the Company's consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 applies to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity's shareholders' equity in the financial statements. ASU 2011-04 is expected to result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, it changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements of ASU 2011-04, it is not intended for the amendments to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements, including the following: (1) measuring the fair value of financial instruments that are managed within a portfolio; (2) application of premiums and discounts in a fair value measurement; and (3) additional disclosures about fair value measurements. ASU 2011-04 was effective for annual periods beginning on January 1, 2012 and is to be applied prospectively. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220). The amendments in this update remove the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. ASU No. 2011-05 was effective for annual periods beginning on January 1, 2012. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

(continued)

17

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2)	Business Acquisitions

On January 5, 2011, the Holding Company executed a definitive agreement with The Commercial Bancorp, Inc. ("CBI"), an $88 million asset bank holding company based in Ormond Beach, Florida by which CBI's subsidiary, East Coast Community Bank ("ECB"), would be merged into BankFIRST. The reason for the merger is to expand the Company's franchise, achieve economies of scale and to take advantage of opportunities in market contiguous to two of the Company's existing markets. Subsequently, the parties entered into a revised and restated definitive agreement. Under the terms of the revised definitive agreement, CBI would be paid a combination of cash and contingent consideration in the form of non-interest bearing notes payable, the maturity value of which is dependent on the performance of the loan portfolio of ECB during the two year period beginning on the date of the closing of the transaction. Approval of the acquisition by shareholders of the Holding Company was not required and approval of the transaction by the shareholders of CBI and by banking regulators were both obtained during 2011. The aggregate value of the (maximum) consideration to be given is $4.6 million, with $2.5 million paid in cash and the contingent consideration will range from zero to $2.1. The transaction closed on January 1, 2012.

In connection with the 2008 acquisition of a 20% minority interest owner in a joint venture, the Company recorded $877,000 of goodwill.

In connection with the acquisition of The Bank Brevard, the Company recorded $25.4 million of goodwill. A core deposit intangible totaling $3.5 million was also recorded and is being amortized on a double declining balance basis over ten years. The estimated amortization expense for each of the five succeeding years ending December 31, 2016 is $322,000, $258,000, $193,000, $129,000 and $64,000, respectively. In connection with the 2007 acquisition of BankFIRST, the Company recorded $43.3 million of goodwill. A core deposit intangible totaling $18.4 million was also recorded and is being amortized on a double declining balance basis over ten years. The estimated amortization expense for each of the five succeeding years ending December 31, 2016 is $1,788,000, $1,453,000, $1,118,000, $783,000 and $447,000, respectively. Accumulated amortization with respect to the core deposit intangible was $15,321,000 and $12,810,000 at December 31, 2011 and 2010, respectively.

(continued)

18

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Securities

All securities have been classified as available for sale by management. The carrying amounts of securities available for sale and their approximate fair values were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
At December 31, 2011:
Mortgage-backed securities	$115,408	1,458	(434)	116,432
Municipal securities	30,573	2,457	-	33,030

	$145,981	3,915	(434)	149,462

At December 31, 2010:
Mortgage-backed securities	94,252	2,674	(45)	96,881
Municipal securities	28,676	267	(709)	28,234

	$122,928	2,941	(754)	125,115

The following schedule shows those securities with gross unrealized losses at December 31, 2011 aggregated by investment category and length of time that the securities have been in a continuous loss position, as well as their fair value (in thousands).

	Twelve Months or Less
	Gross
	Unrealized	Fair
	Losses	Value

Mortgage-backed securities	$(434)	50,417

At December 31, 2011, nineteen securities of a total of 118 securities had unrealized losses, none of which had an aggregate unrealized loss of 15% or more of its amortized cost. The unrealized losses that exist are considered by management to be principally attributable to changes in market credit spreads, and not to credit risk or deterioration on the part of the issuer. Accordingly, if credit spreads were to decline, much or all of the current unrealized loss could be recovered through market appreciation. Since the Company has the intent and ability to hold their investments until a market price recovery or maturity, these investments are not considered other- than- temporarily impaired.

(continued)

19

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Securities, Continued

Amortized cost and estimated fair value of securities at December 31, 2011, by contractual maturity, are as follows (in thousands):

	Amortized	Fair
	Cost	Value
Due:
One year or less	$400	402
After one year through five years	3,203	3,372
After five years through ten years	16,397	17,741
After ten years	10,573	11,515
Mortgage-backed securities	115,408	116,432

Total	$145,981	149,462

Securities sales transactions were as follows (in thousands):

	Year Ended December 31,
	2011	2010

Proceeds received from sale	$1,868	25,824

Gross gains	$-	498

Gross losses	$(4)	(5)

Securities available for sale with a carrying amount of $27.9 million and $26.3 million, respectively, were pledged at December 31, 2011 and 2010 to collateralize the Company's repurchase agreements, Treasury, Tax and Loan account, FHLB borrowings and public funds deposits.

(continued)

20

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans

The components of loans are as follows (in thousands):

	At December 31,
	2011	2010
Commercial real estate:
Construction	$23,058	27,258
Nonfarm nonresidential	177,572	180,322
Residential real estate:
1-4 family	20,542	22,199
Multi-family	1,138	2,336
Commercial:
Secured	50,235	44,889
Unsecured	1,088	1,244
Consumer:
Home equity	19,114	20,801
Installment	2,831	3,160

Total loans	295,578	302,209

Add (deduct):
Allowance for loan losses	(6,461)	(8,321)
Deferred loan costs, net	388	482

Loans, net	$289,505	294,370

The Company grants the majority of its loans to borrowers throughout Central Florida. Although the Company has a diversified loan portfolio, a significant portion of their borrowers' ability to honor its contracts is dependent upon the economy in Brevard, Lake, Orange and Seminole Counties in Florida. The Company does not have significant concentrations to any one industry or customer. The Company has 1,555 loans and 1,642 loans, generally with original terms between one and five-years, aggregating $295.6 million and $302.2 million at December 31, 2011 and 2010, respectively, including ninety-nine loans and seventy-eight loans, generally with original terms between one and five-years, aggregating $30.5 million and $27.0 million at December 31, 2011 and 2010, respectively, for which the primary source of repayment is the sale of the related collateral or the conversion of the existing debt into debt at another financial institution. It is likely many of these loans will be extended and may be modified. The majority of these loans are located in Central Florida.

With the uncertain real estate market in Central Florida, in the short-term, obtaining refinancing or sale of the collateral may be difficult or impossible under terms acceptable to the borrower. It is likely many of these loans will be extended and may be modified to provide additional interest only periods. Management is closely monitoring these loans and believes the allowance for loan losses at December 31, 2011 is adequate.

(continued)

21

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

Activity in the allowance for loan losses was as follows (in thousands):

	Year Ended December 31,
	2011
	Commercial	Residential
	Real	Real				Comparative
	Estate	Estate				Total
	Loans	Loans	Commercial	Consumer	Total	2010

Beginning balance	$3,238	3,009	1,540	534	8,321	8,341
Provision for loan losses	692	197	235	942	2,066	4,788
Charge-offs	(1,040)	(1,919)	(588)	(647)	(4,194)	(4,971)
Recoveries	113	92	57	6	268	163

Ending balance	$3,003	1,379	1,244	835	6,461	8,321

Individually evaluated for impairment:
Recorded investment	$8,165	1,238	2,154	610	12,167	10,612
Balance in allowance for loan losses	$592	4	710	152	1,458	702
Collectively evaluated for impairment:
Recorded investment	$192,465	20,442	49,169	21,335	283,411	291,597
Balance in allowance for loan losses	$2,411	1,375	534	683	5,003	7,619

The following summarizes the loan credit quality (in thousands):

			Residential
	Commercial Real Estate		Real Estate		Commercial		Consumer
		Nonfarm	1-4	Multi-			Home
	Construction	Nonresidential	Family	Family	Secured	Unsecured	Equity	Installment	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2011:
Grade:
Pass	$13,507	148,715	18,017	501	45,597	1,088	17,590	2,821	247,836
Watch	1,775	10,406	1,728	-	1,438	-	676	-	16,023
Special mention	1,734	7,532	-	-	638	-	-	-	9,904
Substandard	5,679	9,081	251	208	2,129	-	749	-	18,097
Doubtful	363	1,838	546	429	433	-	99	10	3,718

Total	$23,058	177,572	20,542	1,138	50,235	1,088	19,114	2,831	295,578

At December 31, 2010:
Grade:
Pass	16,838	144,476	17,339	885	39,274	1,206	18,875	2,778	241,671
Watch	2,641	17,681	1,694	-	2,039	-	915	281	25,251
Special mention	1,025	6,343	-	-	880	-	-	-	8,248
Substandard	6,016	9,458	2,475	1,252	2,045	38	660	101	22,045
Doubtful	738	2,364	691	199	651	-	351	-	4,994

Total	$27,258	180,322	22,199	2,336	44,889	1,244	20,801	3,160	302,209

(continued)

22

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

Internally assigned loan grades are defined as follows:

Pass – A Pass loan's primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Watch – A Watch loan consists of only loans that are paying as agreed and are not being reported on the thirty day and over past due report. Some weaknesses are evident but the loan will either migrate back to "pass" or will migrate into a classified loan category with specific reserve allocations if the weaknesses are not corrected within a reasonable period of time.

Special Mention – A Special Mention loan has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company's credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this asset even though partial recovery may be affected in the future.

(continued)

23

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

Age analysis of past due loans is as follows (in thousands):

							Past Due
			Greater				Ninety Days
	30-59	60-89	Than 90	Total			or More,
	Days	Days	Days	Past			but Still	Nonaccrual
	Past Due	Past Due	Past Due	Due	Current	Total	Accruing	Loans
At December 31, 2011:
Commercial real estate:
Construction	$1,091	-	361	1,452	21,606	23,058	-	680
Nonfarm nonresidential	1,600	2,070	2,039	5,709	171,863	177,572	-	4,163
Residential real estate:
1-4 family	73	-	546	619	19,923	20,542	-	708
Multi-family	-	-	485	485	653	1,138	-	485
Commercial:
Secured	513	-	432	945	49,290	50,235	-	598
Unsecured	-	-	-	-	1,088	1,088	-	-
Consumer:
Home equity	62	194	-	256	18,858	19,114	-	316
Installment	1	1	-	2	2,829	2,831	-	1

Total	$3,340	2,265	3,863	9,468	286,110	295,578	-	6,951

At December 31, 2010:
Commercial real estate:
Construction	-	324	131	455	26,803	27,258	-	738
Nonfarm nonresidential	1,127	1,067	1,914	4,108	176,214	180,322	-	2,364
Residential real estate:
1-4 family	1,281	393	690	2,364	19,835	22,199	-	750
Multi-family	-	184	15	199	2,137	2,336	-	199
Commercial:
Secured	377	50	582	1,009	43,880	44,889	-	730
Unsecured	9	20	-	29	1,215	1,244	-	20
Consumer:
Home equity	470	-	232	702	20,099	20,801	-	351
Installment	-	-	-	-	3,160	3,160	-	-

Total	$3,264	2,038	3,564	8,866	293,343	302,209	-	5,152

(continued)

24

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

The following summarizes the amount of impaired loans (in thousands):

		Unpaid
		Contractual
	Recorded	Principal	Related
	Investment	Balance	Allowance
At December 31, 2011:
With no related allowance recorded:
Commercial real estate:
Construction	$361	375	-
Nonfarm nonresidential	2,376	2,508	-
Residential real estate:
1-4 family	546	926	-
Multi-family	484	1,289	-
Commercial-Secured	629	827	-
Consumer-Home equity	82	242	-

Total	$4,478	6,167	-

With an allowance recorded:
Commercial real estate:
Construction	668	715	48
Nonfarm nonresidential	4,760	5,846	544
Residential real estate-1-4 family	208	628	4
Commercial-Secured	1,525	1,908	710
Consumer-Home equity	528	700	152

Total	$7,689	9,797	1,458

Total:
Commercial real estate:
Construction	$1,029	1,090	48
Nonfarm nonresidential	$7,136	8,354	544
Residential real estate:
1-4 family	$754	1,554	4
Multifamily	$484	1,289	-
Commercial-Secured	$2,154	2,735	710
Consumer:
Home equity	$610	942	152

Total	$12,167	15,964	1,458

(continued)

25

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

		Unpaid
		Contractual
	Recorded	Principal	Related
	Investment	Balance	Allowance
At December 31, 2010:
With no related allowance recorded:
Commercial real estate:
Construction	$324	324	-
Nonfarm nonresidential	1,639	2,047	-
Residential real estate:
1-4 family	1,124	1,477	-
Multi-family	184	570	-
Commercial-Secured	672	782	-
Consumer-Home equity	213	336	-

Total	$4,156	5,536	-

With an allowance recorded:
Commercial real estate:
Construction	455	1,025	285
Nonfarm nonresidential	5,047	5,505	229
Residential real estate-1-4 family	375	411	18
Commercial:
Secured	391	529	69
Unsecured	-	41	20
Consumer-Home equity	188	350	81

Total	$6,456	7,861	702

Total:
Commercial real estate:
Construction	$779	1,349	285
Nonfarm nonresidential	$6,686	7,552	229
Residential real estate:
1-4 family	$1,499	1,888	18
Multifamily	$184	570	-
Commercial:
Secured	$1,063	1,311	69
Unsecured	$-	41	20
Consumer-Home equity	$401	686	81

Total	$10,612	13,397	702

(continued)

26

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	For the Year Ended December 31,
	2011			2010
	Average	Interest	Interest	Average	Interest	Interest
	Recorded	Income	Income	Recorded	Income	Income
	Investment	Recognized	Received	Investment	Recognized	Received
Commercial real estate:
Construction	$1,111	-	-	1,552	17	16
Nonfarm nonresidential	6,056	96	96	8,260	155	142
Residential real estate:
1-4 family	1,614	-	-	2,224	43	37
Multi-family	421	-	-	15	-	-
Commercial:
Secured	1,691	32	32	1,127	48	43
Unsecured	13	-	-	141	-	-
Consumer:
Home equity	396	4	4	655	3	3
Installment	1	-	-	-	-	-

Total	$11,303	132	132	13,974	266	241

(continued)

27

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

The Company has divided the loan portfolio into four portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:

Commercial Real Estate Loans. Commercial real estate mortgage loans are typically segmented into two classes: Construction and Nonfarm nonresidential loans. Both types of commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Company's board of directors (the "Board"). Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. The Company requires that a survey be conducted and title insurance be obtained, insuring the priority of its mortgage lien. When originating a real estate loan, the Company obtains a new appraisal of the property from an independent third party to determine the adequacy of the collateral, and the appraisal is independently reviewed by the Company's loan administrators. Borrowers are required to obtain casualty insurance and, if applicable, flood insurance in amounts at least equal to the outstanding loan balance or the maximum amount allowed by law. The loan to value ratio of construction loans is based on the lesser of the cost to construct or the appraised value of the completed property. Construction loans typically have a maturity of twelve months or less. These construction loans may be converted to permanent loans upon completion of construction. These loans are categorized as construction loans during the construction period, later converting to commercial real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower's equity in the project, independent appraisals, costs estimates and pre-construction sale information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

(continued)

28

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

Residential Real Estate Mortgages. Residential real estate mortgage loans are typically segmented into two classes: 1 – 4 family residential and multifamily residential loans. Both types of residential real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Company's board of directors (the "Board"). Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. The Company requires that a survey be conducted and title insurance be obtained, insuring the priority of its mortgage lien. Typically, the loan to value limit for first mortgage lending on residential real estate is 75% of the lesser of the acquisition cost or the estimate of fair market value. Residential real estate loans are underwritten in accordance with policies set forth and approved by the Board, including repayment capacity and source, value of the underlying property, credit history and stability. When originating a real estate loan, the Company obtains a new appraisal of the property from an independent third party to determine the adequacy of the collateral, and the appraisal will be independently reviewed by the Company's loan administrators. Borrowers are required to obtain casualty insurance and, if applicable, flood insurance in amounts at least equal to the outstanding loan balance or the maximum amount allowed by law. Loans to individuals for the construction of their primary or secondary residences are secured by the property under construction. The loan to value ratio of construction loan is based on the lesser of the cost to construct or the appraised value of the completed home. Construction loans typically have a maturity of twelve months or less. These construction loans to individuals may be converted to permanent loans upon completion of construction. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins.

Commercial Loans. Commercial loans are primarily made on a secured basis and are underwritten on the basis of the borrowers' ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, loans are made for acquisition, expansion and working capital purposes and are secured by real estate, accounts receivable, inventory, equipment or other assets. The Company usually takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long term loans are primarily secured by long-term assets. Government agency guaranteed loans are originated by the Company and are primarily underwritten on the basis of the borrowers' ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, the Company takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

(continued)

29

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4)	Loans, Continued

Home Equity and Consumer. Home equity loans (primarily revolving open-end loans) are typically made in an amount up to 75% of the appraised value of the property securing the loan, less the amount of any existing liens on the property. Home equity loans typically have an original maturity of up to twenty years. Closed-end loans are primarily secured by liens on the property and have fixed terms and maturity dates which are typically ten years but which can extend up to fifteen years. The interest rates on both home equity loans and closed-end loans can be either fixed or variable. The Company offers a variety of installment, consumer and other loans. These loans are typically secured by securities, certificates of deposit or personal property, including automobiles and boats. These loans also include unsecured personal loans. The majority of the terms range from twelve months to sixty months. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

(5)	Foreclosed Real Estate

Expenses applicable to foreclosed real estate include the following (in thousands):

	Year Ended December 31,
	2011	2010

Loss (gain) on sale of foreclosed real estate	$241	(78)
Operating expenses, net of rental income	525	647
Provision for losses	556	1,552

	$1,322	2,121

(continued)

30

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Premises and Equipment

The following table summarizes premises and equipment (in thousands):

	At December 31,
	2011	2010

Land	$7,075	7,076
Bank premises	13,030	12,882
Equipment and furnishings	4,815	5,090
Leasehold improvements	174	218

Total, at cost	25,094	25,266

Less accumulated depreciation and amortization	(4,888)	(4,321)

Premises and equipment, net	$20,206	20,945

The Company leases certain branch office and administrative office facilities from related parties under operating leases originated in 2002 and 2010 and expiring in 2012 and 2020 respectively. The lease on the Eustis facility contains three five year extension options. Certain of the leases provide for the payment of an allocable share of common area expenses. The Company is required to pay certain operating costs under these leases in addition to the rent.

Future minimum lease commitments, excluding renewals, under these and other operating leases at December 31, 2011 are (in thousands):

Year Ending
December 31,	Amount

2012	$681
2013	628
2014	647
2015	667
2016	687
Thereafter	2,631

$5,941

Total rent expense under these and other operating leases were $709,000 and $883,000 in 2011 and 2010, respectively.

(continued)

31

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(7)	Deposits

Contractual maturities of time deposits at December 31, 2011 are as follows (in thousands):

Year Ending
December 31,
2012	$75,078
2013	15,979
2014	4,419
2015	4,621
2016	1,166
Thereafter	3,527

Total	$104,790

The aggregate amount of jumbo time deposits, each with a minimum denomination of $100,000 was approximately $59.9 million and $76.0 million at December 31, 2011 and 2010, respectively.

(8)	Federal Home Loan Bank Advances

At December 31, 2011 and 2010, the Company owed $38 million to the Federal Home Loan Bank of Atlanta ("FHLB") for advances received under its blanket lien program. The terms of these borrowings are as follows (in thousands):

Maturing in
Year Ending		Interest	At December 31,
December 31	Type	Rate	2011	2010
2011	LIBOR	0.28%	$-	3,000
2012	Fixed	2.00%	5,000	5,000
2014	Fixed	1.90%	20,000	20,000
2014	Fixed	1.89%	10,000	10,000

Total advances			$35,000	38,000

The advances are collateralized by certain residential loans, certain commercial mortgages, FHLB stock and certain securities under a blanket lien agreement. Any prepayment of these advances is subject to normal FHLB prepayment penalties.

(continued)

32

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(8)	Federal Home Loan Bank Advances, Continued

In July 2010, the Company restructured certain debt in an arrangement with the FHLB. As part of the arrangement three convertible advances totaling $20 million were retired at a cost of $1.2 million. The $20 million was then replaced with a 1.90% stated fixed rate loan of $20 million with a term of four years. Since the original and new debt instruments are not substantially different, the cost of the restructure is being amortized using the interest method over the life of the new advance. The effective rate of the advance is 3.44%. For balance sheet presentation, the remaining unamortized cost of the restructuring is included in the total FHLB advances outstanding. The remaining unamortized cost was $780,000 and $1,088,000 in 2011 and 2010, respectively.

(9)	Junior Subordinated Debentures

At December 31, 2011 and 2010, the Company has outstanding $5.2 million of Floating Rate Junior Subordinated Deferrable Interest Debentures due December 26, 2032 and callable by the Company, at its option, anytime after December 26, 2007. The interest rate changes quarterly on March 26, June 26, September 26 and December 26 of each year and is determined by adding 3.25% to the LIBOR rate for U. S. dollar deposits with a three month maturity (3.82% at December 31, 2011).

At December 31, 2011 and 2010, the Company has outstanding $4.1 million of Floating Rate Junior Subordinated Deferrable Interest Debentures due March 17, 2034 and callable by the Company, at its option, anytime after March 17, 2009. The interest rate changes quarterly on March 17, June 17, September 17 and December 17 of each year and is determined by adding 2.79% to the LIBOR rate for U. S. dollar deposits with a three month maturity (3.35% at December 31, 2011).

With respect to both the above issues, so long as no event of default has occurred and is continuing, the Company shall have the right from time to time and without causing an event of default, to defer payments of interest for up to twenty consecutive quarterly periods. Any deferral of interest requires that the interest payment and all subsequent payments be brought current before any dividend payments can be made with respect to common shareholders.

At December 31, 2011 and 2010, the Company also has outstanding $5.2 million Junior Subordinated Debentures due February 23, 2036. The interest rate is fixed at 6.37% through February 2011 and thereafter, the coupon rate will float quarterly at the three month LIBOR rate plus 1.39%. The junior subordinated debenture is redeemable in certain circumstances after February 2011. The interest rate was 1.89% at December 31, 2011.

The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the preferred securities of the issuer trusts, which are unconsolidated subsidiary trusts, subject to the terms of the guarantees. Because of the deeply subordinated nature of the debentures, regulatory authorities allow the debentures to be considered for up to 25% of Tier 1 regulatory capital.

(continued)

33

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10)	Other Borrowings

The Company offers repurchase agreements to its customers that sweep funds from deposit accounts to investment accounts. These investment accounts are not federally insured and are treated as borrowings. These agreements require the Company to pledge securities as collateral for borrowings under these agreements. At December 31, 2011 and 2010, the outstanding balances of such borrowings totaled $18.3 million and $16.8 million, respectively, and the Company pledged securities with carrying values of approximately $20.9 million and $18.2 million, respectively, as collateral for these agreements.

At December 31, 2011, the Company also had $44.9 million available under unsecured lines of credit and $12.5 million available under secured lines of credit with other banks. There were no amounts outstanding in connection with these agreements at December 31, 2011.

(11)	Benefit Plans

Defined Contribution Plan. The Company has a 401(k) plan in which full-time employees who have completed at least ninety days of service and have attained the age of twenty-one years may participate. During the first quarter of 2009, the Company discontinued the matching portion of the Plan. In the fourth quarter of 2011, the Company reinstated the matching portion of the Plan. The Company matches up to 1.5% of a participant's base salary. The total charge to operations for the Company's share of these costs was $38,000 and $0 for 2011 and 2010, respectively.

Deferred Compensation. The Company has salary continuation plans for certain senior officers. The plans provide for payments to the participants at the age of retirement. The liability under these agreements was $584,000 and $601,000 at December 31, 2011 and 2010, respectively, and is included in the caption "other liabilities" on the accompanying consolidated balance sheets.

Certain of the senior officers were granted an interest in the proceeds of the Bank-Owned Life Insurance policies discussed in Note 12.

(12)	Bank-Owned Life Insurance

The Company has bank-owned life insurance with an aggregate face amount of $10.9 million on the lives of certain senior officers. The purpose of these policies is to defray future employee benefit costs through the growth in cash surrender value in future years. Earnings on the policy values are included in non-interest income. Mortality expense associated with the policies is included in other non-interest expense.

(continued)

34

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13)	Income Taxes

Allocation of Federal and state income taxes between current and deferred portions is as follows (in thousands):

	Year Ended December 31,
	2011	2010
Current:
Federal	$23	-
State	-	-

Total current	23	-

Deferred:
Federal	(402)	(1,305)
State	(18)	(178)

Total deferred	(420)	(1,483)

Income tax benefit	$(397)	(1,483)

The Company's effective income tax rate differs from the statutory Federal income tax rate for the following reasons ($ in thousands):

	Year Ended December 31,
	2011		2010

Income tax benefit at statutory Federal tax rate	$(108)	(34.0)%	$(1,065)	(34.0)%
(Increase) decrease in tax benefit resulting from:
State taxes, net of Federal income tax benefit	(12)	(3.8)	(117)	(3.7)
Tax exempt income, net of disallowed interest expense	(272)	(85.5)	(269)	(8.6)
Other, net	(5)	(1.5)	(32)	(1.0)

Income tax benefit	$(397)	(124.8)%	$(1,483)	(47.3)%

(continued)

35

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13)	Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).

	At December 31,
	2011	2010
Deferred tax assets:
Allowance for loan losses	$2,415	3,116
Net operating loss carryforward	1,517	1,740
Impaired loan interest	94	117
Real estate owned expenses	899	871
Deferred compensation	107	111
Deferred rent	107	104
Other, net	145	85

Deferred tax assets	5,284	6,144

Deferred tax liabilities:
Intangible assets	(2,563)	(3,508)
Depreciation	(2,077)	(2,186)
Unrealized gain on securities available for sale	(1,310)	(823)
Prepaid expenses	(310)	(523)
Deferred loan costs	(295)	(308)

Deferred tax liabilities	(6,555)	(7,348)

Net deferred tax liability	$(1,271)	(1,204)

At December 31, 2011, the Company had net operating loss carryforwards of approximately $4.3 million for Federal and $1.6 million for Florida available to offset future taxable income. These carryforwards will begin to expire in 2028.

With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2008. The Internal Revenue Service ("IRS") commenced an examination of the Company's 2006 and 2008 Federal income tax returns in the fourth quarter of 2009 that was completed by the second quarter of 2011. No adjustments were proposed by the IRS.

(continued)

36

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)	Related Party Transactions and Economic Dependence

The Company enters into lending transactions with officers, directors and principal stockholders of the Company and their affiliates in the ordinary course of business. The Company also accepts deposits from these same related parties. The following summarizes loans and deposits with related parties (in thousands):

	Year Ended December 31,
	2011	2010
Loans:
Beginning balance	$6,347	6,805
Repayments	(972)	(458)

Ending balance	$5,375	6,347

Deposits	$15,264	21,048

The Company leases certain branch office and administrative office facilities from related parties under operating leases originated in 2002 and 2010 and expiring in 2012 and 2020 respectively. The amounts paid to related parties and charged to expense under these lease agreements in 2011 and 2010 was $687,000 and $783,000, respectively.

CapGen Capital Group LP, ("CapGen") is the Company's largest shareholder. As of December 31, 2011 and 2010, CapGen owned 42.0% and 37.7% of the Company's outstanding common stock, respectively. Due to its ownership of the Company's common stock, CapGen is a registered bank holding company for The BANKshares, Inc., under the Bank Holding Company Act of 1956, as amended, and is regulated by the Federal Reserve Board. As such, CapGen must obtain separate regulatory approval before the Company can engage in a number of activities, including acquisitions. If the Federal Reserve Board determines that CapGen, or any other company in which CapGen has invested, has engaged in any unsafe or unsound banking practices or activities, the Company may be prevented from engaging in a number of activities, including certain acquisitions and de novo banking center expansion. For this reason, regulation of CapGen by the Federal Reserve Board may adversely affect the Company's business, financial condition, results of operation and future prospects. The activities and regulation of such shareholder may adversely affect the Company's permissible activities.

(continued)

37

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14)	Related Party Transactions and Economic Dependence, Continued

The second largest shareholder is Castle Creek Capital, LLC, ("CCC") and its affiliates. CCC, the general partner of the private equity fund Castle Creek Capital Partners Fund IV, LLC, and Castle Creek Financial, LLC, ("CCF") a registered broker-dealer, combine to form a San Diego-based merchant bank dedicated to investing in companies operating within the financial services industry. CCF is an affiliate of CCC, which manages Castle Creek Capital Partners Fund IV, LLC.

During the second quarter of 2010, CCC transferred the shares held in Castle Creek Capital Partners Fund III, LLC, which was a Bank Holding Company registered under the Bank Holding Company Act of 1956 (the "Act"), as amended, and which was regulated by the Federal Reserve Board, into another fund, Castle Creek Capital Partners Funds IV, LLC. Castle Creek Capital Partners Fund IV, LLC is not a bank holding company under the Act, accordingly, any prior restrictions related to being a Bank Holding Company no longer apply. Under Federal Reserve guidelines related to relinquishing control under the Act, the Company's Chairman, Mr. Mark Merlo (a CCC principal) could no longer hold the title of Chairman of the Board. However, he can continue to serve on the Board and will seek re-election to both the Holding Company and BankFIRST's boards.

During 2011, CCC and its affiliates exchanged 1,476,666 shares of the Company's common stock for preferred stock. As of December 31, 2011, CCC and its affiliates owned all of the Company's outstanding preferred stock. As of December 31, 2011 and 2010, CCC and its affiliates owned 9.9% and 19.8% of the Company's outstanding common stock, respectively.

(continued)

38

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(15)	Share-Based Compensation

On February 1, 2007, the Company's stockholders approved The BANKshares, Inc. 2007 Stock Incentive Plan (the "Plan"). A total of 700,000 shares of common stock were reserved for issuance in connection with the Plan. The Plan provides for the granting of stock options, restricted stock, performance stock awards and stock appreciation rights. A total of 472,118 and 531,064 shares were available for grant at December 31, 2011 and 2010, respectively.

The Company sponsors a Performance Stock Plan ("PSP") to offer long-term incentives in addition to current compensation to certain employees of the Company. The PSP is governed by The BANKshares' Compensation Committee, which may prescribe different criteria for different participants in the PSP. Such criteria may be expressed in terms of (i) the growth in net earnings per share during the award period, (ii) return on average equity in comparison with other banks and bank holding companies during the award period, (iii) growth in stockholders' equity per share or tangible stockholders' equity per share, or (iv) other reasonable bases. The vesting period is generally two to three years.

The fair value of grants under the PSP is based on the fair value of the Company's stock on the grant-date and the total number of shares expected to be issued. The following table presents a summary of the status of nonvested performance share grants and changes during the years ended December 31, 2011 and 2010:

		Grant-Date
	Shares	Fair Value

Nonvested shares at December 31, 2009	75,073	$574,180
Granted	70,500	401,850
Awarded	(23,477)	(186,030)
Forfeited	(12,706)	(98,528)

Nonvested shares at December 31, 2010	109,390	691,472
Granted	74,389	465,667
Awarded	(44,065)	(288,712)
Forfeited	(14,443)	(94,937)

Nonvested shares at December 31, 2011	125,271	$773,490

(continued)

39

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(15)	Share-Based Compensation, Continued

The number of shares presented in the table above is based on the expected share payout using current performance measurements. The actual share payout may differ from the amount presented above. As of December 31, 2011 and 2010, there was approximately $525,338 and $486,000, respectively, of unrecognized compensation cost related to nonvested PSP awards. That cost is recognized using the straight-line method over the vesting term. The weighted average remaining vesting term at December 31, 2011 is twelve months. Compensation expense related to the PSP for years ended December 31, 2011 and 2010 was $346,000 and $312,000, respectively. Tax benefits related to PSP compensation totaled $130,000 and $117,000 for the years ended December 31, 2011 and 2010, respectively. Compensation expense for 2011 and 2010 included $21,000 and $17,000, respectively, that was settled in cash.

In accordance with the terms of the PSP, a base grant of 74,389 and 70,500 shares (net of performance adjustment) was made in the years ended December 31, 2011 and 2010, respectively. The market value per share was $6.26 and $5.70 in 2011 and 2010, respectively. During the year ended December 31, 2011 and 2010, respectively, 44,065 and 23,477 shares were awarded to participants. At December 31, 2011 and 2010, outstanding awards of expected and maximum payouts were 125,271 and 109,390 shares, respectively.

The Company continuously updates its estimate of the total number of shares that will be issued related to each PSP grant based on the Company's actual performance compared to the performance metrics of the PSP. As a result of this evaluation, there was no reduction made in either 2010 or 2011.

(16)	Off-Balance Sheet Financial Instruments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments are commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed construction loans in process and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

(continued)

40

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(16)	Off-Balance Sheet Financial Instruments, Continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit generally have expiration dates within one year of issuance. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company generally holds collateral supporting these commitments.

Commitments to extend credit, unused lines of credit, undisbursed construction loans in process and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company's financial instruments with off-balance sheet risk at December 31, 2011 follows (in thousands):

Amount

Commitments to extend credit	$44,927

Unused lines of credit	$6,695

Undisbursed construction loans in process	$2,571

Standby letters of credit	$816

(17)	Commitments and Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management of the Company will not have a material effect on the Company's consolidated financial statements.

Concentrations of Credit Risk. The Company originates residential and commercial real estate loans, and other consumer and commercial loans in its Central Florida market area. In addition, the Company occasionally purchases loans, primarily in Florida. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market area.

(continued)

41

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(18)	Regulatory Matters

Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Holding Company. The amount of cash dividends that may be paid is based on the Bank's net earnings of the current year combined with the Bank's retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Company and the Bank are subject to various regulatory capital requirements administered by various regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes that the Company and the Bank met all of the capital requirements to which they are subject at December 31, 2011.

(continued)

42

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(18)	Regulatory Matters, Continued

As of December 31, 2011, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percentages as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's and Company's actual capital amounts and percentages are presented in the table ($ in thousands).

					Minimum
					To be Well
					Capitalized
			Minimum For		Under Prompt
			Capital		Corrective
			Adequacy		Action
	Actual		Purposes		Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2011:
Total Capital to Risk
Weighted Assets:
Company	$70,547	19.76%	$28,565	8.00%	N/A	N/A
BankFIRST	61,118	17.14%	28,527	8.00%	$35,658	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Company	66,059	18.50%	14,283	4.00%	N/A	N/A
BankFIRST	56,636	15.88%	14,263	4.00%	21,395	6.00%

Tier 1 Capital to
Average Assets:
Company	66,059	12.21%	21,647	4.00%	N/A	N/A
BankFIRST	56,636	10.47%	21,628	4.00%	27,035	5.00%

As of December 31, 2010:
Total Capital to Risk
Weighted Assets:
Company	$68,670	19.29%	$28,481	8.00%	N/A	N/A
BankFIRST	58,596	16.48%	28,443	8.00%	$35,554	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Company	64,172	18.03%	14,241	4.00%	N/A	N/A
BankFIRST	54,103	15.22%	14,222	4.00%	21,332	6.00%

Tier 1 Capital to
Average Assets:
Company	64,172	12.06%	21,293	4.00%	N/A	N/A
BankFIRST	54,103	10.17%	21,274	4.00%	26,593	5.00%

(continued)

43

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(19)	Fair Value of Financial Instruments

The table which follows shows the estimated fair value and the related carrying amounts of the Company's financial instruments (in thousands):

	At December 31,
	2011		2010
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$47,523	47,523	55,224	55,224
Time deposits	2,739	2,747	1,494	1,470
Securities available for sale	149,462	149,462	125,115	125,115
Federal Home Loan Bank stock, at cost	2,613	2,613	2,786	2,786
Accrued interest receivable	1,721	1,721	1,671	1,671
Loans, net	289,505	292,962	294,370	293,607
Loans held for sale	110	110	1,178	1,194

Financial liabilities:
Demand and savings deposits	304,448	304,448	271,583	271,583
Time deposits	104,790	105,750	130,176	130,516
Other borrowings	18,287	18,287	16,758	16,758
Federal Home Loan Bank advances	34,220	35,872	36,912	38,804
Junior subordinated debentures	14,434	7,462	14,434	10,975
Off-balance sheet financial instruments	-	-	-	-

The following table sets forth the Company's assets that are measured at fair value on a recurring basis (in thousands):

		Quoted Prices in	Significant
		Active Markets	Observable	Significant
		for Identical	Other	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
At December 31, 2011:
U.S. government agency mortgage- backed securities	$114,135	3,184	110,951	-
Non-government mortgage-backed securities	2,297	-	2,297	-
Municipal securities	33,030	-	33,030	-

Total	$149,462	3,184	146,278	-

At December 31, 2010:
U.S. government agency mortgage- backed securities	90,970	-	90,970	-
Non-government mortgage-backed securities	5,911	-	5,911	-
Municipal securities	28,234	-	27,820	414

Total	$125,115	-	124,701	414

(continued)

44

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(19)	Fair Value of Financial Instruments, Continued

During the year ended December 31, 2010, one municipal security was transferred from Level 2 to Level 3 due to the lack of current market activity. This security was transferred from Level 3 to Level 2 during the year ended December 31, 2011. There were no transfers between Level 1 and 2 during the years ended December 31, 2011 or 2010.

The table below presents a rollforward of all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) (in thousands):

	Available-For-Sale Securities
	Year Ended December 31,
	2011	2010

Balance, beginning of year	$414	-
Transferred to Level 2	(414)	398
Unrealized gains included in accumulated other comprehensive loss	-	16

Balance, end of year	$-	414

Certain other assets are measured at fair value on a nonrecurring basis. These adjustments to fair value usually result from the application of lower of cost or fair value accounting or write-down of individual assets due to impairment.

(continued)

45

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(19)	Fair Value of Financial Instruments, Continued

During the years ended December 31, 2011 and 2010, the Company recognized losses related to certain assets that are measured at fair value on a nonrecurring basis (i.e. impaired loans). For assets measured at fair value on a nonrecurring basis in the years ended December 31, 2011 and 2010 that were still held by the Company at year end, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets (in thousands):

		Quoted Prices in	Significant			Losses
		Active Markets	Other	Significant		Recorded in
		for Identical	Observable	Unobservable		Operations
	Carrying	Assets	Inputs	Inputs	Total	During the
	Value	(Level 1)	(Level 2)	(Level 3)	Losses	Year
At December 31, 2011:
Impaired loans:
Commercial real estate:
Construction	$361	-	-	361	48	23
Nonfarm nonresidential	3,378	-	-	3,378	1,086	925
Residential real estate:
1-4 family	546	-	-	546	420	204
Multi-family	485	-	-	485	-	-
Commercial	97	-	-	97	382	350
Consumer-
Home equity	-	-	-	-	172	156

Total impaired loans	$4,867	-	-	4,867	2,108	1,658

Foreclosed real estate	$7,548	-	-	7,548	1,569	388

At December 31, 2010:
Impaired loans:
Commercial real estate:
Construction	455	-	-	455	285	85
Nonfarm nonresidential	2,146	-	-	2,146	520	502
Residential real estate:
1-4 family	642	-	-	642	334	270
Multi-family	184	-	-	184	386	386
Commercial	60	-	-	60	38	29
Consumer-
Home equity	401	-	-	401	204	22

Total impaired loans	$3,888	-	-	3,888	1,767	1,294

Foreclosed real estate	$10,504	-	-	10,504	1,568	1,223

(continued)

46

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)	The BANKshares, Inc. (Parent Company-Only) Financial Information

Condensed Balance Sheets

(In thousands)

	At December 31,
	2011	2010
Assets

Cash	$6,683	7,735
Investments in subsidiaries	132,535	130,683
Other assets	3,212	2,894

Total assets	$142,430	141,312

Liabilities

Other liabilities	38	127
Junior subordinated debentures	14,434	14,434

Total liabilities	14,472	14,561

Stockholders' equity	127,958	126,751

Total liabilities and stockholders' equity	$142,430	141,312

(continued)

47

THE BANKshares, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(20)	The BANKshares, Inc. (Parent Company-Only) Financial Information, Continued

Condensed Statements of Operations

(In thousands)

	Year Ended December 31,
	2011	2010

Income	$13	21

Expenses:
Salaries and employee benefits	30	30
Interest expense	438	658
Other general and administrative	501	323

Total expenses	969	1,011

Income tax benefit	(335)	(373)

Loss before equity in income (loss) of subsidiaries	(621)	(617)

Income (loss) of subsidiaries	700	(1,033)

Net income (loss)	$79	(1,650)

Condensed Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$79	(1,650)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in other assets and liabilities	(113)	40
Equity in undistributed loss of subsidiaries	(700)	1,033
Depreciation and amortization	17	18
Deferred income tax benefit	(335)	(373)

Net cash used in operating activities	(1,052)	(932)

Cash at:
Beginning of year	7,735	8,667

End of year	$6,683	7,735

48

Independent Auditors' Report on Supplementary Information

The BANKshares, Inc.

Winter Park, Florida:

We have audited the accompanying consolidated financial statements of The BANKshares, Inc. and Subsidiaries at and for the year ended December 31, 2011, and have issued our report thereon dated February 21, 2012. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements themselves, and other additional procedures in accordance with auditing procedure generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

HACKER, JOHNSON & SMITH PA
Orlando, Florida
February 21, 2012

4700 Millenia Boulevard, Suite 295, Orlando, Florida 32839, (407) 895-3383

A Registered Public Accounting Firm

49

THE BANKshares, INC. AND SUBSIDIARIES

Consolidating Balance Sheet

At December 31, 2011

(In thousands)

	The		Reclass &
	BANKshares	BankFIRST	Eliminations		Consolidated
Assets

Cash and cash equivalents	$6,683	47,523	(6,683	)(b)	47,523
Time deposits	-	2,739	-		2,739
Securities available for sale	-	149,462	-		149,462
Loans held for sale	-	110	-		110
Loans, net	-	289,505	-		289,505
Federal Home Loan Bank stock, at cost	-	2,613	-		2,613
Accrued interest receivable	-	1,721	-		1,721
Premises and equipment, net	18	20,188	-		20,206
Goodwill and core deposit intangible, net	-	76,238	-		76,238
Bank-owned life insurance	-	4,985	-		4,985
Foreclosed real estate, net	-	7,548	-		7,548
Investment in subsidiaries	132,535	-	(132,535	)(a)	-
Other assets	3,194	5,483	(2,761	)(c)	5,916

Total	$142,430	608,115	(141,979)		608,566

Liabilities and Stockholders' Equity

Deposits	-	415,921	(6,683	)(b)	409,238
Federal Home Loan Bank advances	-	34,220	-		34,220
Junior subordinated debentures	14,434	-	-		14,434
Other borrowings	-	18,287	-		18,287
Deferred income taxes	-	4,032	(2,761	)(c)	1,271
Other liabilities	38	3,120	-		3,158

Total liabilities	14,472	475,580	(9,444)		480,608

Stockholders' equity	127,958	132,535	(132,535	)(a)	127,958

Total liabilities and stockholders' equity	$142,430	608,115	(141,979)		608,566

(a)	to eliminate investment in subsidiaries.
(b)	to eliminate intercompany cash balances.
(c)	to reclassify deferred income tax asset.

50

THE BANKshares, INC. AND SUBSIDIARIES

Consolidating Statement of Operations

Year Ended December 31, 2011

(In thousands)

	The
	BANKshares,
	Inc.	BankFIRST	Eliminations		Consolidated
Interest income:
Interest and fees on loans	$-	18,917	-		18,917
Interest and dividends on securities	13	4,141	-		4,154
Other	-	147	-		147

Total interest income	13	23,205	-		23,218

Interest expense:
Deposits	-	2,276	-		2,276
Borrowings	438	1,053	-		1,491

Total interest expense	438	3,329	-		3,767

Net interest income (loss)	(425)	19,876	-		19,451

Provision for loan losses	-	2,066	-		2,066

Net interest income (loss) after provision for loan losses	(425)	17,810	-		17,385

Noninterest income:
Service charges and fees on deposit accounts	-	1,424	-		1,424
Broker fees	-	86	-		86
Earnings on bank-owned life insurance	-	201	-		201
Gain on loan sales	-	36	-		36
Loss on sales of securities available for sale	-	(4)	-		(4)
Other	700	949	(700	)(a)	949

Total noninterest income (loss)	700	2,692	(700	)(a)	2,692

Noninterest expenses:
Salaries and employee benefits	30	8,520	-		8,550
Occupancy	-	1,912	-		1,912
Equipment	17	1,164	-		1,181
Core deposit intangible amortization	-	2,510	-		2,510
Foreclosed real estate, net	-	1,322	-		1,322
Other general and administrative	484	4,436	-		4,920

Total noninterest expense	531	19,864	-		20,395

Income (loss) before income tax benefit	(256)	638	(700	)(a)	(318)

Income tax benefit	(335)	(62)	-		(397)

Net income (loss)	$79	700	(700	)(a)	79

(a)	To eliminate loss of subsidiaries.

51